Exhibit 10.11

SEPARATION AND CONSULTING AGREEMENT

THIS SEPARATION AGREEMENT AND CONSULTING (hereinafter referred to as the “Agreement”) is made and entered into effective as of February 26, 2020, by and between Christopher Hansen (as used herein, “Hansen”, which also includes Christopher Hansen and his legal representatives, agents, heirs, executors, administrators, successors and assigns), and Redwood Green Corp., its divisions, parents, subsidiaries, affiliates or related companies, its and their past, present and future officers, directors, shareholders, trustees, insurers, attorneys, legal representatives, employees and agents and all of its and their respective heirs, executors, administrators, and successors and assigns (hereinafter, “Company”) (Hansen and Company are collectively referred to herein as the “Parties”), for the following purpose and with reference to the following background information:

WHEREAS, from the inception of the Company through February 25, 2020, Hansen provided valuable services to the Company as its founding Chief Executive Officer and President of the Company (“CEO”);

WHEREAS, on or about February 25, 2020, Hansen’s position with the Company was eliminated in conjunction with Hansen’s agreement to retire from his executive positions with the Company;

WHEREAS, in recognition of Hansen’s valuable contributions to the development of the business of the Company, the Company and the Hansen have agreed that it would be in their mutual best interests for Hansen to continue in a post-employment strategic consulting role with the Company during a mutually agreed upon transition period (the “Transition Period”);

WHEREAS, in consideration of Hansen’s retirement from the Company, and his agreements to provide the Company with post-employment consulting services and the General Releases set forth in Paragraphs 3 and 4 of this Agreement, the Company has agreed to provide Hansen with certain post-employment benefits and payments, which in the absence of this Agreement, Hansen acknowledges he would not be entitled to receive as he has been employed by the Company on a terminable-at-will basis, and without the benefit of an employment agreement or any arrangement that required the Company to provide him with any of the other post-employment benefits provided for in this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, and intending to be legally bound hereby, the undersigned parties agree as follows:

1. Effective Date of Agreement: This Agreement shall only become effective and enforceable once it is signed and returned by Hansen; and Hansen does not revoke the Agreement within the seven day revocation period set forth in Paragraph 4(f) below (the “Effective Date”).

2. Termination Provisions.

(a) Acknowledgment of Termination of Employment. Hansen acknowledges that as of the date of this Agreement, his employment with the Company has been terminated, and any arrangements, agreements and understandings between him and the Company relating in any way to Hansen’s employment by the Company or services on behalf of the Company, are terminated and no longer of any force and effect, except to the extent hereafter provided. Hansen also acknowledges that he shall be entitled to no further compensation or benefits from the Company under any such employment arrangements, agreements or understandings with the Company, except for the post-employment benefits and payments described in this Agreement as well as pursuant to stock and any other equity interests Hansen holds in Company. In conjunction with the termination of his employment with the Company, Hansen hereby resigns in all capacities as an officer and employee of the Company, and does thereby relinquish any of the powers, duties or authorities otherwise bestowed upon an officer or employee under either any such employment arrangements he may have had with the Company, or under applicable federal law or the laws of the State of Nevada; it being agreed, however, Hansen’s position as a member of the Company’s Board of Directors may continue in accordance with Nevada law and the Company’s governing charter and bylaws, and provided further that Hansen shall resign from his position on the Company’s Board of Directors on the earlier of the adoption by the Board of a new business plan and the next annual meeting of shareholders. The parties further agree that Hansen’s resignation and termination of employment are not related to or as a result of, a disagreement relating to the Company’s operations, policies or practices. Hansen and the Company shall cooperate with each other in the development and distribution of all news releases and other public disclosures concerning the termination of Hansen’s employment and this Agreement; and neither Hansen nor the Company shall issue any news releases or make any other public disclosure regarding the same without the prior consent of the other party, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass media reports, in which such latter event any statements made shall be consistent with prior statements agreed to by the other party.

(b) Post-Employment Consulting Services. After the Effective Date, and during a transition period from the Effective Date through December 31, 2020 (the “Transition Period”), Hansen shall make himself available to provide such strategic consulting services to the Company as are reasonably requested by the Company, from time to time; it being agreed and understood, however, that such services shall not be required on a full-time basis and shall not unreasonably interfere with any subsequent employment obtained by Hansen. In return for Hansen agreeing to be available to provide such consulting services and for other good and valuable consideration provided in this Agreement, the Company agrees to pay Hansen the aggregate amount of $250,000, net of applicable payroll deductions, if required (the “Consulting Payments”), in equal monthly installments (or pro rata amounts for periods less than a calendar month) at the end of each calendar month during the Transition Period. Regardless of whether Company requests any consulting services, all Consulting Payments are due to Hansen.

(c) Vesting of Restricted Stock Units. After the Effective Date, all outstanding restricted stock units (“RSU’s”) previously awarded to Hansen prior to the Effective Date will be one hundred percent (100%) vested, provided, however, that all existing terms and conditions with respect to such RSU’s, other than vesting, shall remain in full force and effect.

(d) Grant of Common Shares. Promptly after the Effective Date, the Company agrees to issue to Hansen $150,000 in fair market value of the Company’s Common Shares (the “Awarded Common Shares”), as such fair market value is determined as of the Effective Date, and in the good faith discretion of the Company’s Board of Directors.

(e) Payment in Full. Hansen acknowledges and agrees that the payments and benefits provided for in Paragraphs 2(b) through 2(d) above constitute payment in full for any compensation, equity awards or any and all other benefits that may be due to him during or following his employment by the Company, to which Hansen agrees he is not otherwise entitled and which constitute consideration for the General Releases set forth in Paragraphs 3 and 4 of this Agreement, which collectively release (inter alia) the Company from any entitlement due to Hansen.

(f) Currently Held Stock. Company agrees that, notwithstanding anything to the contrary herein, nothing in this Agreement shall in any way diminish or negatively affect Hansen’s currently held stock or other equity interests in Company nor shall it waive any rights Hansen holds with respect to stock or other equity interests he holds in the Company.

3. General Release: In exchange for the payments and other consideration provided for in this Agreement, Hansen hereby fully, forever, irrevocably and unconditionally releases, remises, settles and completely and finally discharges any and all claims and rights, known or unknown, which he had, now has, or hereafter may have against Company, or its respective predecessors, successors and assigns (as well as its respective past or present, officers, directors, agents, representatives or employees and their respective successors and assigns, heirs, executors, and personal or legal representatives) (“Released Parties”), based on any act, event, or omission occurring before the execution of this Agreement, including but not limited to, any events related to, arising out of or in connection with Hansen’s employment with Company, his separation from employment, and/or his status as a stockholder and/or officer of Company through the Termination Date. Hansen specifically waives, releases and gives up any and all claims arising from or relating to his employment and separation from Company based on any act, event, or omission occurring before the execution of this Agreement, including but not limited to any claim which could be asserted now or in the future under (a) the common law, including but not limited to theories of breach of express or implied contract or duty, tort, defamation, or violation of public policy; (b) any policies, practices, or procedures of Company; (c) any federal, state and/or local statute or regulations, including but not limited to: the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001 et seq.; the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000 (e), et seq.; the Equal Pay Act, 29 U.S.C. § 206 (d), et seq.; the Family and Medical Leave Act, 29 U.S.C. § 2601, et seq.; (d) any contract of employment, express or implied; (e) any provision of the Constitution or laws of the United States, the state of Colorado or any other state; (f) any and all claims related to Hansen’s status as a stockholder and/or director of Company; (g) any and all claims or actions for attorneys’ fees; and (h) any provision of any other law, common or statutory, of the United States, Colorado, or any other state, including but not limited to the Colorado Anti-Discrimination Act, the Colorado Labor Peace Act, and the Colorado Wage Claim Act. Nothing in this Agreement infringes on Hansen’s ability to testify, assist or participate in an investigation, hearing or proceeding conducted by or to file a charge or complaint of discrimination with the U.S. Equal Employment Opportunity Commission or comparable state or local agencies. Hansen agrees that should any class or collective action lawsuit in which he may be a participant be brought against the Company or the Released Parties, he will not act in any representative capacity in any way. Hansen also agrees that if any action is pursued on his behalf or in his name by any governmental agency or otherwise, he foregoes, releases and will not seek any claims to personal injunctive relief or remuneration or monetary payment from the Company or any Released Party in connection with any such matter. Hansen also acknowledges that as of the date of this Agreement he has not been denied any leave or benefit requested and has received appropriate pay by Company for all hours worked. The release provisions of this Agreement will not be applicable to (i) the rights and benefits to be paid to or received by Hansen under this Agreement, (ii) rights to vested or accrued benefits under benefit plans and programs in which Hansen is a participant and is eligible to receive such benefits through the Effective Date, (iii) rights to indemnification as set forth in Section 6 of this Agreement, including, without limitation, any rights Hansen has or may have to directors and officers insurance coverage and defense, or (iv) rights to seek or obtain unemployment compensation for which Hansen may be eligible under applicable law.

4. Release of Age Discrimination Claims under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act. Hansen acknowledges and agrees that he is waiving any claims against the Released Parties under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, and that:

(a) he is receiving consideration which is in addition to anything of value to which he otherwise would have been entitled;

(b) he fully understands the terms of this Agreement, and that he enters into it voluntarily without any coercion on the part of any person or entity;

(c) he was given adequate time to consider this Agreement and all implications thereof and to freely and fully consult with and seek the advice of whomever he deemed appropriate and has done so;

(d) he was advised in writing to consult an attorney before signing this Agreement;

(e) he was advised that he had twenty-one (21) calendar days within which to consider this Agreement before signing it; and

(f) he has seven (7) calendar days after executing this Agreement within which to revoke this Agreement. If the seventh day is a weekend or national holiday, Hansen has until the next business day to revoke. If Hansen elects to revoke this Agreement, Hansen agrees to notify Joseph P. Galda, Esquire, outside general counsel to the Company, at 40 East Montgomery Avenue, LTW 220, Ardmore, PA 19003, in writing, sent by Certified Mail or electronic mail, of his revocation. Any determination of whether Hansen’s revocation was timely shall be determined by the date of actual receipt by Joseph Galda, Esquire.

5. Restrictive Covenants. For and in consideration of the compensation, benefits and equity received by Hansen on or prior to the Effective Date, and to be received by the Hansen under this Agreement, Hansen agrees as follows:

(a) Confidential Information.

(i) Hansen acknowledges during the course of his employment with the Company and at any time thereafter during the Transition Period and during the time he remains on the Board of Directors of the Company, he will have access to and be entrusted with “Confidential Information,” consisting of, but not limited to: (A) information relating to customers, clients, vendors, suppliers, consultants, agents, partners, stockholders or investors, including, but not limited to, contact information, preferences, orders, product usage, product volumes, pricing, promotions, sales activity, contract terms, and contract expiration dates; (B) designs, inspirations and/or descriptions, copy, product names, working project descriptions, specifications, components, pricing, and manufacturing processes; (C) financial information (such as profit margins, budgets, projections, sales, forecasts, cost of goods, and financing sources); (D) strategic business information (such as market share, current customer information, potential customer information, pricing and cost data, strategic manufacturing, supply or production data, business methods, business plans, technical know-how, trademarks, and other intellectual property of the Company); (E) private employee records (such as personnel files, wage records, contact information, and medical information); (F) marketing information (including customer and subscriber lists, sales and marketing plans), advertising materials; (G) information relating to business plans, business planning, strategies, expansion planning, legal policies and procedures, ongoing legal matters; (H) computer programs, source codes, data bases; and (I) any other information or materials relating to the Company’s affairs that are not otherwise publicly available through filings with the SEC.

(ii) Notwithstanding the foregoing, Confidential Information does not include information: (A) that is generally available to the public in filings made with the SEC or otherwise, other than through a breach of this Agreement by Hansen; (B) that is of public record or filed with any public agency; (C) that Hansen can demonstrate was developed by or on behalf of Hansen independent of Confidential Information; (D) that was obtained by Hansen without restriction from a third party who had a legal right to make such disclosure; or (E)) that Hansen can demonstrate was known to him at the time of its disclosure without an existing duty to protect the information.

(iii) Hansen acknowledges that Confidential Information is secret, confidential, and proprietary to the Company and/or its affiliates and will have been disclosed to Hansen in confidence and trust for the sole purpose of using it for the sole benefit of the Company, its affiliates, and/or its customers. Hansen also acknowledges that Confidential Information is valuable to the Company, of a unique and special nature, and important to the Company in competing in the marketplace. Accordingly, Hansen agrees that in all instances he will not (except as expressly permitted under this Agreement or as expressly authorized in writing by an authorized executive officer of the Company), divulge any Confidential Information to or use any Confidential Information for any person or entity, and will not permit his agents, employees, representatives, or affiliates to so divulge or use any Confidential Information.

(iv) Upon the expiration of the Transition Period, or at any other time upon the Company’s request, Hansen agrees to deliver immediately to the Company all property of the Company. This includes all physical property, including but not limited to keys, access cards, credit cards, phones, tablets, laptops, computers, computer disks or storage devices. This obligation also includes the return of all originals and copies of documents, records, data, information, notes, notebooks, reports, memoranda, manuals and presentations containing Confidential Information obtained by Hansen or accessed by Hansen during or after the course of Hansen’s employment or with the Company (collectively, “Company Information”). This obligation also includes the return of Company Information and property stored on any personally owned storage device used by Hansen (including Hansen’s computer, personal, laptop, tablet, or phone, and including storage in the cloud), as directed by the Company’s information technology department.

(v) From the date hereof, and at all times hereafter, Hansen agrees to take all reasonable steps to protect the Company’s Confidential Information. Such steps shall include but not be limited to: (A) not copy or transfer any Confidential Information onto his personal computer, personal e-mail, personal online storage, or any personal media device; (B) not share his personal password or login codes with anyone; (C) not maintain copies of any Confidential Information in any place other than the Company’s offices or servers; (D) not post, blog about, or otherwise use such Confidential Information in any social media communication, whether it be YouTube, LinkedIn, Facebook, SnapChat, Instagram, or other website or vehicle not yet created; (E) transport Confidential Information in sealed envelopes or folders marked “confidential” or in password protected files; (F) not discuss Confidential Information in public places where the conversation might be overheard; and (G) not discuss Confidential Information with friends or family members, either verbally or in written communications of any type.

(b) Non-Solicitation of Employees or Customers/Non-Competition.

(i) Hansen agrees that, for a period of twenty-four (24) months after the Effective Date, for any reason, not to directly or indirectly, in any manner, other than for the benefit of the Company: (A) call upon, solicit, divert or take away any of the customers, business, or prospective customers of the Company, or suppliers, or request or cause any of the above to cancel, terminate or reduce any part or their relationship with the Company or refuse to enter into any business relationship with the Company, and/or: (B) engage in any business with any customers or suppliers of the Company that may in any manner cause or influence such customer and/or supplier to reduce the level or scope of its then existing business relationship with the Company, and/or (C) solicit, entice or attempt to persuade any other employee, agent or consultant of the Company to leave the services of the Company for any reason or take any other action that may cause any such individual to terminate his or her employment with, or otherwise cease his, her or its relationship with, the Company, or assist in such hiring or engagement by another person or business entity.

(ii) Hansen agrees that, for a period of twenty-four (24) months after the Effective Date, not to directly or indirectly, in any manner, operate, manage, control, engage in, participate in, invest in, permit his name to be used by, act as a consultant or advisor to, render services for (alone or in association with any other person or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise which is located within 100 miles from: any location at which the Company operates, or any facility or office of the Company; and which, directly or indirectly, wholly or partly, competes with the Company; provided, however, that this Section 5(b)(ii) does not prohibit Hansen from holding a passive investment of not more than three percent (3%) of the outstanding shares of the capital stock of any publicly held corporation.

(c) Standstill Provision. For and in consideration of the mutual covenants and premises contained herein, Hansen agrees that, for a period of twenty-four (24) months after the Effective Date, neither Hansen nor any family member (defined for this purpose to include his spouse and children) or company, partnership or trust in which Hansen (or such family member) owns five (5%) percent or more of its equity or voting interests or for which Hansen serves as an employee, agent, officer, director or partner will: (i) for the purposes of subparagraphs (ii) or (iii) hereafter, acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the Company; (ii) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are interpreted in the proxy rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company, or (iii) form, join or in any way participate in a “group” within the meaning of Section 13(d) (3) of the 1934 Act with respect to any voting securities of the Company for the purpose of seeking to control the management, Board of Directors or policies of the Company. Nothing in this Paragraph 5(c) Standstill Provision shall restrict Hansen’s ability to vote pursuant to his stock or other equity intestests that he currently holds or receives pursuant to this Agreement. Nor shall anything in this Paragraph 5(c) Standstill Provision prevent Hansen from serving as a member of the Company’s Board of Directors, voting as a member of the Company’s Board of Directors, or in any other way restrict Hansen from performing his duties as a member of the Company’s Board of Directors, without limitation.

(d) Enforcement of Agreement; Injunctive Relief; Attorneys’ Fees and Expenses. Hansen acknowledges that violation of Paragraph 5 of this Agreement will cause immediate and irreparable damage to Company, entitling it to injunctive relief. Hansen specifically consents to the issuance of temporary, preliminary, and permanent injunctive relief to enforce the terms of this Agreement. In addition to injunctive relief, Company is entitled to all money damages available under the law.

6. Indemnification. To the fullest extent permitted by applicable law, subject to applicable limitations, including those imposed by the Dodd-Frank Wall Street Reform and Protection Act and the regulations promulgated thereunder, Company shall indemnify, defend, and hold harmless Hansen from and against any and all claims, demands, actions, causes of action, liabilities, losses, judgments, fines, costs and expenses (including reasonable attorneys’ fees and settlement expenses) arising from or relating to his service or status as an officer, director, employee, agent or representative of Company or any affiliate of Company or in any other capacity in which Hansen serves or has served at the request of, or for the benefit of, Company or its affiliates. Company’s obligations under this Section shall be in addition to, and not in derogation of, any rights Hansen may have against Company to indemnification or advancement of expenses, whether by statute, contract, by-laws or otherwise.

7. Non-Disparagement. Hansen and Company agree not to defame or disparage each other, or any of its products, services, policies, practices, finances, financial conditions, capabilities or other aspect of any of its businesses, in any medium to any person or entity without limitation in time. Notwithstanding this provision, Hansen may confer in confidence with legal representatives and make truthful statements in legal proceedings, depositions or as otherwise required by law.

8. Provisions regarding the Awarded Common Shares.

(a) Representations and Warranties of Hansen. In connection with the Awarded Common Shares, Hansen makes the following representations and warranties to the Company:

(i) Hansen has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Awarded Common Shares and to make an informed investment decision with respect thereto. Hansen can afford the complete loss of the value of the Awarded Common Shares and is able to bear the economic risk of holding the Awarded Common Shares for an indefinite period.

(ii) Hansen is acquiring these securities for investment for Hansen’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or under any applicable provision of state law. Hansen does not have any present intention to transfer the Awarded Common Shares to any third party.

(iii) Hansen understands that the Awarded Common Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Hansen’s investment intent as expressed herein.

(iv) Hansen further acknowledges and understands that the Awarded Common Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Hansen further acknowledges and understands that the Company is under no obligation to register the Awarded Common Shares. Hansen understands that the certificate(s) evidencing the Awarded Common Shares will be imprinted with a legend which prohibits the transfer thereof unless they are registered or such registration is not required in the opinion of counsel for the Company.

(v) Hansen is familiar with the provisions of Rules 144 promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Hansen understands that the Company provides no assurances as to whether Hansen will be able to resell any or all of such Awarded Common Shares, pursuant to Rule 144, which rules requires, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that resales of securities take place only after the holder has held the Awarded Common Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions.

(b) Restrictive Legends and Stop-Transfer Orders.

(i) Legends. The certificate or certificates representing the Awarded Common Shares, shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH PLEDGE, HYPOTHECATION, SALE OR TRANSFER IS EXEMPT THEREFROM UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

9. Compliance with tax rules; Withholding. To the extent required under applicable federal and state laws, Form(s) W-2 will be issued to Hansen for any payments or other benefits received under this Agreement. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable or property or securities issued to Hansen under this Agreement, including the vesting of the RSU’s and the grant of the Awarded Common Shares, any taxes the Company reasonably determines is required to be withheld by federal, state or local law. If the amount of any consideration payable or property or securities issued to Hansen is insufficient to pay such taxes or if no cash consideration is payable to Hansen, upon the request of the Company, Hansen will pay to the Company an amount sufficient for the Company to satisfy any applicable federal, state or local tax withholding requirements.

10. Complete Bar. Except as provided herein, Hansen agrees that the parties released above in Paragraphs 3 and 4 may plead this Agreement as a complete bar to any action or suit before any court or administrative body with respect to any claim released herein.

11. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Company and its successors and assigns, including any successor via merger or consolidation. This Agreement shall be binding upon and inure to the benefit of Hansen, his heirs and personal representatives. This Agreement is not assignable by Hansen.

12. Entire Agreement. This Agreement contains the entire agreement among the parties, and may be modified only in a written document executed in the same manner as this Agreement, and no agreements, representations, or statements of any party not contained herein shall be binding on such party, except as set forth above.

13. Enforcement. Any party shall have the right specifically to enforce this Agreement, except for provisions which subsequently may be held invalid or unenforceable, and/or obtain money damages for its breach. If either party sues to enforce this Agreement or to recover damages for a breach of this Agreement, the prevailing party to that litigation shall be entitled to reimbursement from the non-prevailing party, actual costs and reasonable attorney fees incurred.

14. Full Knowledge. Hansen warrants, represents and agrees that in executing this Agreement, he does so with full knowledge of any and all rights which he may have with respect to the Released Parties.

15. No Reliance. Hansen further states that he is not relying and has not relied on any representation or statement made by the Released Parties, or any of them, with respect to Hansen’s rights or asserted rights.

16. Advice of Counsel. Hansen represents that he has had the opportunity to avail himself of the advice of counsel prior to signing this Agreement and is satisfied with his counsel’s advice and that he is executing the Agreement voluntarily and fully intending to be legally bound because, among other things, the Agreement provides valuable benefits to him which he otherwise would not be entitled to receive absent his execution of the Releases herein. Each of the parties hereto has participated and cooperated in the drafting and preparation of this Agreement. Hence, this Agreement shall not be construed against any party.

17. Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original with respect to any party whose signature appears thereon and all of which shall together constitute one and the same instrument.

HANSEN ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT AND THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES THE CONTENTS OF THIS AGREEMENT AND THAT HE EXECUTES THE SAME VOLUNTARILY AND OF HIS FREE WILL.

IN WITNESS WHEREOF, expressly intending to be legally bound hereby, Hansen and Company have executed this Separation and Consulting Agreement on the dates indicated below.

Christopher Hansen

March ____, 2020

REDWOOD GREEN CORP.

By:
Name: Dr. Delon Human
Authorized Executive Officer

March ___, 2020